Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Cliff Saffron, Chief Executive Officer of Optimus Healthcare Services, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2024	/s/ Cliff Saffron
Cliff Saffron
Interim Chief Executive Officer (Principal Executive Officer)

This certification is being furnished to the SEC with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section.